Exhibit 1

JOINT FILING AGREEMENT

The persons named below agree to the joint filing on behalf of each of them of amendments to Schedule 13G with respect to the common stock of Avistar Communications Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.

Dated:  December 23, 2009

LEUCADIA NATIONAL CORPORATION

By:	/s/ Joseph A. Orlando
Name: Joseph A. Orlando
Title: Vice President

PHLCORP, INC.

By:	/s/ Joseph A. Orlando
Name: Joseph A. Orlando
Title: Vice President

BALDWIN ENTERPRISES, Inc.

By:	/s/ Joseph A. Orlando
Name: Joseph A. Orlando
Title: Vice President